Exhibit 10.4

Loan Authorization Agreement

Dated:  June 22, 2017

The Company referred to below has applied for, and Bank of Montreal (the “Lender”) has approved the establishment of, a loan authorization account (“Loan Account”) from which the Company may from time to time request loans and letters of credit up to the maximum amount of credit shown below (the “Maximum Credit”); provided that the sum of the aggregate principal amount of loans outstanding plus the aggregate undrawn stated amount of letters of credit issued hereunder plus the aggregate amount of any unreimbursed draws under any letters of credit issued hereunder (such sum, the “Outstanding Obligations”) shall not exceed the Maximum Credit.  Interest on such loans is computed at a variable rate which may change daily based upon changes in the Prime Rate or the LIBOR Quoted Rate (each as hereinafter defined).  The Company may make principal payments at any time and in any amount.  The request by the Company for, and the making by the Lender of, any loan against the Loan Account or the issuance by the Lender of any letters of credit pursuant hereto, shall constitute an agreement between the Company and the Lender as follows:

Name of Company:	Vince, LLC, a Delaware limited liability company (the “Company).

Address: 500 Fifth Avenue, 20th Floor

New York, NY  10110

Attn.:  David Stefko, Executive Vice President, Chief Financial Officer

Type of Loan Account:	Revolving, which means as principal is repaid, the Company may reborrow subject to this Loan Authorization Agreement (this “Agreement”).

Amount of Maximum Credit:  $10,000,000.

Each Loan Requested Shall Be At Least:  $100,000

Booking Location:  Chicago Branch

Variable Interest Rate:

The interest rate applicable prior to the Maturity Date equals the greater of (i) the rate per annum announced by the Lender from time to time as its prime commercial rate (the “Prime Rate”) plus the rate of 0.50% per annum (the “Prime Rate Margin”) or (ii) the LIBOR Quoted Rate for such day plus the rate of 3.25% per annum (the “LIBOR Margin”).  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three-month interest period which appears on the applicable Bloomberg screen page (or such other commercially available source providing quotations as may be designated by the Lender from time to time as of 11:00 a.m. (London, England time) on such day (or, if such day is not a LIBOR Business Day, on the immediately preceding LIBOR Business Day) divided by (ii) one (1) minus the Reserve Percentage; provided, that in no event shall the LIBOR Quoted Rate be less than 0.00%; the term “LIBOR Business Day” means each day on which banks are dealing U.S. Dollar deposits in the interbank Eurodollar market in London, England; and the term “Reserve Percentage” means, for any day, the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto, without benefit or credit for any

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prorations, exemptions or offsets under Regulation D (and adjusted automatically on and as of the effective date of any change in any such reserve percentage).

Maturity Date:  The Loan Account terminates, and Loans are payable, On Demand; provided that to the extent funds are not immediately available, the Company shall have ten (10) Business Days to honor any demand for payment hereunder; provided, further that any borrowing of a Loan (other than for the purpose of payment of letter of credit fees or legal fees and expenses) shall be paid within thirty (30) days of such borrowing.  As used herein, “Business Day” means any day other than a Saturday, Sunday, or a day which is a legal holiday for banks or other financial institutions in the State of Illinois.

Periodic Statement reflecting accrued interest will be sent and interest will be payable in accordance with Section 2 hereof.

Payments shall be due at the Lender’s principal office in

Chicago, Illinois, paid to the order of the Lender, and made by Federal wire transfer to:

BMO Harris Bank N.A., Chicago, IL

ABA 071000288

To the account of: Bank of Montreal, Chicago Branch

Account#:  183-320-1

Reference: Vince, LLC

Attn.:  Client Services Dept.

If Letters of Credit may be requested, check here: ☒ and attach Letter of Credit Rider following signature page hereof.

1.

Using the Account.  All loans and advances from the Loan Account are referred to in this Agreement as “Loans”.  Loan requests must be made in writing or by telephone and confirmed in writing (including by facsimile or e‑mail) by the Company and, if required, Sun Capital Partners V, L.P. (the “Sun Guarantor”) and shall be sent to the Company’s Bank of Montreal Account Officer or Client Services Officer no later than 1:00 p.m. (Chicago time) on the date of the proposed borrowing in order to be honored the same day.  Loan proceeds shall be credited to the Company’s deposit account at BMO Harris Bank N.A. unless the Lender is directed otherwise by special written directions from the Company.  The amount of each Loan requested shall be at least the minimum amount shown above, and the Lender shall have the right to refuse to honor any Loan requested by the Company which is less than that minimum amount, even if the Lender has previously honored a Loan request for less than the minimum amount.  The Company shall not request any Loan or letter of credit which, when taken together with the then Outstanding Obligations, would exceed the Maximum Credit.  The Company shall furnish to the Lender certificates in the form of Exhibit A attached to the Sun Guaranty described in Section 4 hereof at the times set forth in the Sun Guaranty, properly completed and duly certified by the Sun Guarantor.  If Loans or letters of credit are secured directly or indirectly by securities traded on a national exchange or by other “margin stock” (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish the Lender a duly executed and completed Form U‑1 statement and agrees that the proceeds of Loans or other extensions of credit from the Loan Account will not be used to purchase or carry stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Lender.  In no event shall the proceeds of any Loans be utilized to finance participation in a hostile tender offer or similar transaction or to finance an acquisition of securities in anticipation of such a hostile transaction.

Loans and letters of credit will be made available from the Loan Account subject to the Lender’s approval on a case-by-case basis as and when Loans and letters of credit are requested by the Company.

All Loans and letters of credit shall be made against and evidenced by the Company’s promissory note payable to the order of the Lender in the form of Exhibit A attached hereto (the “Note”).  The Lender agrees that the Note shall evidence only the actual Outstanding Obligations pursuant hereto.  All Loans and other extensions of credit made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans and other extensions of credit evidenced thereby and the interest rates applicable thereto, absent manifest error; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Lender agrees that if it transfers or assigns the Note, the Lender will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer.  The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Lender on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

2.

Interest.  The Company shall pay the Lender interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement.  Accrued interest will be billed quarterly, and will be payable in arrears on the first Business Day of each quarter (each, an “Interest Payment Date”) for interest accrued through the last day of the previous quarter.  Interest for each billing period is computed by applying a daily periodic rate based on the greater of (a) the Lender’s Prime Rate plus the Prime Rate Margin or (b) the LIBOR Quoted Rate plus the LIBOR Margin to each day’s ending Loan balance.  Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.  The Lender’s Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Lender’s best or lowest rate.  The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day.  Interest begins to accrue on the date a Loan is posted to the Loan Account.  The principal balance of Loans which remains unpaid after demand for repayment shall bear interest until paid in full at a post‑maturity rate determined by adding the rate of 2.00% per annum to the interest rate otherwise applicable to the Loans (determined as aforesaid).  The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law.  Interest on the Loans shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this Section 2, or (ii) through a Loan on each Interest Payment Date or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date:

(A)

Unless the Company notifies the Lender by 11:00 a.m. Chicago time on the applicable Interest Payment Date that the Company intends to pay the interest due on the Loans on such Interest Payment Date with funds not borrowed under this Agreement, the Company shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the interest then due on the Loans.  In the event the Company has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Company fails to make any such payment within twenty (20) days of the applicable Interest Payment Date, the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a certain minimum amount) which new Loans shall be applied to pay the interest then due on the Loans.

(B)

Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on the applicable Interest Payment Date (commencing on the first of such dates following such issuance) and, subject to the provisions of Section 9 herein, on demand.

(C)	In no event shall the Outstanding Obligations hereunder, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Maximum Credit.
3.	Fees. The Company agrees to pay to the Lender a non-refundable closing fee in the amount of $15,000, due and payable upon the closing of this Agreement.
4.

Guaranty.  The Sun Guarantor shall at all times guarantee the payment of all Loans made (both for principal and interest) and letters of credit issued pursuant to this Agreement and the Company’s other obligations under this Agreement, the Note and any and all applications and indemnity agreements for letters of credit delivered in connection with the issuance of letters of credit hereunder (together, the “Applications”) under that certain Guaranty of the Sun Guarantor dated as of even date herewith in favor of the Lender (as may be amended or modified from time to time, the “Sun Guaranty”).  The Company hereby acknowledges that the Sun Guaranty being provided by the Sun Guarantor is a material inducement to the Lender’s extension of credit hereunder and that in determining whether or not to extend additional credit to the Company and whether or not to demand repayment of this Loan, the Lender will be considering issues related to the continued creditworthiness and liquidity position of the Sun Guarantor.

5.

Maturity Date; Payments.  The Company shall pay to the Lender the principal balance of outstanding Loans together with any accrued interest On Demand, provided that to the extent funds are not immediately available, the Company shall have ten (10) Business Days to honor any demand for payment hereunder, provided, further that any borrowing of a Loan (other than for the purpose of payment of letter of credit fees or legal fees and expenses) shall be paid within thirty (30) days of such borrowing, and shall post cash collateral in an amount equal to 100% of the sum of the aggregate undrawn stated amount of the letters of credit and any unreimbursed draws thereunder On Demand. Payments received by the Lender on the Loans shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise directed.  If any payment from the Company under this Agreement becomes due on a day other than a Business Day, such payment shall be made on the next Business Day and any such extension shall be included in computing interest under this Agreement.

6.	Periodic Statements. The Lender will furnish the Company with a quarterly statement for each billing period which has any transaction or balance.
7.

Financial Statements. The Company agrees to furnish financial information of the Company to the Lender upon request of the Lender from time to time.  Such information shall be furnished as soon as reasonably possible, but in any event within thirty (30) days after request by the Lender.

8.

Representations and Warranties.  In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Lender that:  (a) the Company is a limited liability company, duly organized, validly existing, and in good standing under the laws of its state of organization; (b) the execution, delivery, and performance by the Company of this Agreement, the Note, any Application delivered in connection with the issuance of letters of credit pursuant hereto, and any and all documents executed in connection with any of the foregoing (together, the “Loan Documents”) are within its powers, have been duly authorized by all necessary action, and do not contravene the Company’s articles of organization or operating agreement or any law or contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company’s due execution, delivery, and performance of this Agreement or any other Loan Document to which it is a party; (d) this Agreement is, and all other Loan Documents to which it is a party when executed and delivered by the Company will be, the Company’s legal, valid, and binding obligation enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (e) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which may materially adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or any other Loan Documents.

9.

Demand Obligation; Enforcement.  The Loans are payable “On Demand”; provided that to the extent funds are not immediately available, the Company shall have ten (10) Business Days to honor any demand for payment hereunder; provided, further that any borrowing of a Loan (other than for the purpose of payment of letter of credit fees or legal fees and expenses) shall be paid within thirty (30) days of such borrowing.  Accordingly, the Lender can demand payment in full of the Loans and can demand the posting of cash collateral with respect to the letters of credit in accordance with Section 5 of this Agreement at any time in its sole discretion even if the Company has complied with all of the terms of this Agreement.

No delay by the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  The Company agrees to pay to the Lender all reasonable expenses incurred or paid by the Lender in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any amounts due with respect to letters of credit and any court costs and other reasonable amounts due under this Agreement, including, without limitation, reasonable attorneys’ fees.  The Lender shall have the right at any time to set‑off the balance of any deposit account that the Company may at any time maintain with the Lender against any amounts at any time owing under this Agreement, whether or not the balance of Loans or reimbursement or other obligations with respect to letters of credit under this Agreement are then due.

10.

Termination; Renewal.  The availability of additional Loans and letters of credit under this Agreement will automatically terminate On Demand.  The Lender reserves the right at any time without notice to terminate the Loan Account, suspend the Company’s borrowing privileges or refuse any Loan or letter of credit request even though the Company has complied with all of the terms under this Agreement.  The Company may terminate this Agreement at any time effective upon receipt by the Lender of at least fifteen (15) days prior written notice.  No termination under this Section shall affect the Lender’s rights or the Company’s obligations regarding payment or default under this Agreement.  Such termination shall not affect the Company’s obligation to pay all Loans and other obligations and the interest accrued through the date of final payment.  The Lender may also elect to honor Loan and letter of credit requests after termination of this Agreement, and the Company agrees that any such payment or issuance, as applicable, by the Lender shall constitute a Loan to the Company or a letter of credit issued at the request of the Company under this Agreement, as applicable.

11.

Notices.  The Lender may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests confirmed in writing (including by facsimile or e-mail) which are made by persons whom the Lender reasonably believes to be the persons authorized by the Company to make such loan requests and, if required, acknowledged by persons whom the Lender reasonably believes to be the persons authorized by the Sun Guarantor to confirm such loan requests.  All loan requests from the Company shall be furnished to the Lender in accordance with Section 1 herein and all notices and statements to be furnished by the Lender shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Lender and to Sun Capital Partners, Inc. at 5200 Town Center Circle, Suite 600, Boca Raton, Florida 33486, Attention:  C. Deryl Couch, Esq. and M. Steven Liff.  All notices from the Company shall be sent to the Lender at 115 South LaSalle Street, Chicago, Illinois 60603, Attention:  Client Services/Sponsor Fund Lending 20C.  The Company waives presentment and notice of dishonor.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note or any other Loan Document, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Company.  If any part of this Agreement is unenforceable, that will not make any other part unenforceable.  This Agreement shall be governed by the internal laws of the State of Illinois.

12.

Consent to Jurisdiction.  The Company submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State Court sitting in Cook County, Illinois, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

13.	Jury Trial Waiver. The Company and the Lender waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
14.

Counterparts.  This Agreement and each of the other Loan Documents may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Agreement and each of the other Loan Documents by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of executed counterparts of this Agreement, the Note or any other Loan Document by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.

15.

Costs and Expenses. The Company agrees to pay all reasonable expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees) paid or incurred by the Lender in endeavoring to collect obligations of the Company, in connection with the transactions contemplated in or financed by this Agreement, the Loan Documents or any other documents executed in connection herewith including any intercreditor agreements or subordination agreements (together, the “Ancillary Documents”), or any part thereof, and in protecting, defending or enforcing this Agreement or any of the Loan Documents or any Ancillary Documents in any litigation, bankruptcy or insolvency proceedings or otherwise.

16.

USA Patriot Act. The Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the Act.

17.

Assignments.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.  The Lender may at any time assign to an affiliate of the Lender all of its rights and obligations under this Agreement, without notice to or the consent of the Company being required for such assignment.  The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lender.

18.

OFAC.  (a) None of the Company, any of its subsidiaries or any member, director, officer, employee, agent, or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority applicable to the Company (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including without limitation, Cuba, Iran, North Korea, Sudan and Syria; and (b) the Company will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, otherwise).

[Signature Page to Follow]

The Company agrees to the terms set forth above.

This Agreement is dated as of the date first written above.

Vince, LLC

By: /s/ David Stefko
Printed Name: David Stefko
Its: Chief Financial Officer

Acknowledged and agreed to.

Bank of Montreal

By: /s/ Janice Hewitt
Printed Name: Janice Hewitt
Its: Director

[Signature Page to Loan Authorization Agreement – Vince, LLC]

Letter of Credit Rider

This Letter of Credit Rider is hereby made an integral part of and deemed by the parties hereto to be incorporated within the foregoing Loan Authorization Agreement, dated as of June 22, 2017 (the “Agreement”), between Bank of Montreal (“Lender”) and Vince, LLC, a Delaware limited liability company (the “Company”).

In consideration of the agreement by the Lender to consider issuing letters of credit applied for by the Company pursuant to the Agreement as more fully described herein, the parties hereto agree as follows:

1.

The Company may, in addition to requesting that the Lender make Loans under the Agreement, also request that the Lender issue letters of credit (the “Letters of Credit”) for the account of the Company under the Agreement in a stated amount not to exceed the Maximum Credit (as set forth in the Agreement) at any one time.  The Maximum Credit under the Agreement shall be deemed utilized by Letters of Credit by an amount equal to the sum of (i) the aggregate undrawn stated amount of the Letters of Credit plus (ii) any unreimbursed draws thereunder (such sum, the “L/C Obligations”).

2.

The issuance of the Letters of Credit under the Agreement shall be at the Lender’s sole discretion and shall be subject to such terms and conditions as the Company and the Lender shall mutually agree upon at the issuance thereof.  The Company shall request a Letter of Credit by completing an application and indemnity agreement therefor (an “Application”) on the standard form of the Lender then in use for such type of Letters of Credit.

3.

The Company shall pay to the Lender a fee for the Letters of Credit at the rate set forth in the Application therefor (computed on the basis of a 365 day year for the actual number of days elapsed).  In addition, the Company shall pay to the Lender its standard issuance, drawing, negotiation, amendment, and other administrative fees relating to the Letters of Credit at the rates in effect from time to time.

4.

Letter of Credit fees or L/C Obligations shall, at the option of the Company and subject to the following terms and conditions, be payable either (i) in immediately available funds on the date a Letter of Credit is drawn upon (the “L/C Payment Date”), or (ii) through a Loan which the Company hereby promises to pay in accordance with the Agreement, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Company which results in such methods being applied in the satisfaction in full of all Letter of Credit fees or L/C Obligations due on such L/C Payment Date:

(A)

Unless the Company notifies the Lender that the Company intends to pay the Letter of Credit fees or L/C Obligations due on such applicable L/C Payment Date with funds not borrowed under the Agreement, the Company shall be deemed to have irrevocably requested a Loan on such L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement (other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit.  In the event the Company has elected to pay the Letter of Credit fees and L/C Obligations with funds not borrowed under the Agreement and the Company fails to make any such payment within twenty (20) days of the applicable L/C Payment Date, the Lender may in its sole discretion deem the Company to have irrevocably requested a Loan on each L/C Payment Date in the amount of the fees and reimbursement obligations then due on the Letters of Credit, in each case subject to the provisions of the Agreement

(other than the requirement that a Loan be in a certain minimum amount), which new Loan shall be applied to pay the fees and reimbursement obligations then due on the Letters of Credit.
(B)

Each payment of Letter of Credit fees or L/C Obligations by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at the rate then applicable under the Agreement, payable on the applicable Interest Payment Date (commencing on the first of such dates following such issuance) and, subject to the provisions of Section 5 of the Agreement, on demand.

(C)

In no event shall the Outstanding Obligations (as defined in the Agreement), including, without limitation, each borrowing of a Loan to pay interest then due on the Loans or to pay Letter of Credit fees or L/C Obligations, exceed the Maximum Credit.

5.

The representations and warranties of the Company in the Agreement shall be deemed to be made by the Company on each day an Application is executed by the Company, and shall be deemed to refer to each Application in the same manner and to the same extent as they refer to the Agreement and the Note.

6.

At any time during the term of the Agreement, the Lender may require that the Company deliver to the Lender, and the Company hereby agrees to deliver to the Lender at any such time, cash collateral to secure the Company’s obligations under the Applications in an amount not less than 100% of the amount of L/C Obligations outstanding at such time.  At any time when the availability of additional Loans under the Agreement terminates pursuant to the terms thereof, the Company will no longer be permitted to request the issuance of Letters of Credit thereunder.

7.	The Lender may, at its option, elect to issue Letters of Credit at such of its branches or offices as the Lender may from time to time elect.

[Signature Page Follows]

2

This Letter of Credit Rider is entered into as of the date first written above.

Vince, LLC

By: /s/ David Stefko
Printed Name: David Stefko
Its: Chief Financial Officer

Acknowledged and agreed to.

Bank of Montreal

By: /s/ Janice Hewitt
Printed Name: Janice Hewitt
Its: Director

[Signature Page to Letter of Credit Rider – Vince, LLC]

Exhibit A

Demand Note

June 22, 2017

On Demand, for value received, the undersigned, Vince, LLC, a Delaware limited liability company (the “Company”) promises to pay to the order of Bank of Montreal (the “Lender”) at its offices at 115 South LaSalle Street, Chicago, Illinois  60603, the principal amount of Loans and reimbursement obligations with respect to letters of credit (as and to the extent required pursuant to application and indemnity agreements therefor) outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below; provided that to the extent funds are not immediately available, the Company shall have ten (10) business days to honor any demand for payment hereunder; provided, further that any borrowing of a Loan (other than for the purpose of payment of letter of credit fees or legal fees and expenses) shall be paid within thirty (30) days of such borrowing.

This Demand Note (this “Note”) evidences borrowings by and other extensions of credit for the account of the Company under that certain Loan Authorization Agreement dated as of June 22, 2017, between the Company and the Lender and the Letter of Credit Rider attached thereto (as each may be amended from time to time, together the “Loan Authorization Agreement”); and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof.  The Company hereby waives presentment and notice of dishonor.  The Company agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note.  Delivery of an executed counterpart of this Note by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original.  It is agreed that this Note and the rights and remedies of the holder hereof shall be governed by the internal laws of the State of Illinois.

Vince, LLC

By:
Printed Name:
Its: